SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                                 --------------


                                   FORM 8-K/A


     Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     Date of Report:  February 5, 1998



                        AMBASSADORS INTERNATIONAL, INC.
                        -------------------------------
                         (Exact name of the registrant
                         as specified in its charter.)


                                    Delaware
                        --------------------------------
                          (State or other jurisdiction
                               of incorporation)


                                     0-26420
                        --------------------------------
                            (Commission File Number)


                                   91-1688605
                        --------------------------------
                           (IRS Employer I.D. Number)


                         Dwight D. Eisenhower Building
                               110 S. Ferrall St.
                         Spokane, Washington 91101-2203
                        --------------------------------


                                 (509) 534-6200
                        --------------------------------
                         Registrant's telephone number,
                               including area code


                                       N/A
                        --------------------------------
                        (Former name or former address,
                          if changed from last report)
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     The undersigned Registrant hereby amends, as and to the extent set forth below, the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K for an event which occurred on February 5, 1998:

     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

             This item has not been amended and has been included herein for convenience of reference only.

             On February 5, 1998, Ambassador Performance Group, Inc. ("APG"), a wholly-owned subsidiary of Ambassadors International, Inc. (the "Company"), acquired certain of the assets (the "Assets") of Rogal America, Co., pursuant to a certain Asset Purchase Agreement dated as of February 5, 1998 by and among APG, the Company, Rogal America, Co., a Massachusetts Business Trust (the "Seller") and Andrew Rogal ("Rogal")(the "Asset Purchase Agreement").

             The purchase price for the Assets was approximately $9,500,000, subject to adjustment, with approximately $6,500,000 of such purchase price paid in cash at the closing and approximately $3,000,000 of such purchase price to be delivered in the form of 140,187 shares of the Company's common stock. The Seller was also granted certain piggyback registration rights with respect to the shares received.

             The Seller was in the business of providing comprehensive, integrated, housing, registration and travel services for major meetings, conventions, expositions and trade shows for business clients (the "Business"). The Assets acquired by the Company include two office leases for premises in Virginia and Massachusetts, computer equipment and Seller's client contracts. The Company intends to continue to use the Assets in connection with the Business.

             If pre-tax net income for the Business exceeds $1,700,000 for the period from January 31, 1998 through December 31, 1998 and the 1999 bookings of the Business (as determined at December 31, 1998) exceed the 1998 bookings, then APG will pay an additional $500,000 to Seller, which amount will be payable, at the option of APG, in cash, shares of stock of the Company or a combination thereof, and, in addition, APG will pay to Seller an amount equal to 10% of that portion of the net income before income taxes which exceeds $1,700,000.

             The purchase price for the Assets was arrived at through arms' length negotiations with the Seller, an unrelated third party. The approximately $6,500,000 of the cash portion of the purchase price came from funds raised in the Company's August 1995 initial public offering of securities.

             Andrew Rogal, the President and holder of more than 99% of the equity securities of Seller, entered into a five year employment agreement to serve as an executive of APG. In addition, the Company agreed that upon the request of Rogal, at any time prior to April 16, 1999, that it would make a loan to Rogal of up to $500,000 at an interest rate of 8% per annum, which loan, plus accrued but unpaid interest thereon, would be secured by the Company's common stock and would be due and payable within one year from the date of the making of such loan.


     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND

             EXHIBITS

             EXHIBIT INDEX

             99.1 Audited consolidated financial statements of Rogal America, Co. as of and for the year ended December 31, 1997.

             99.2 Unaudited condensed pro forma combined balance sheet of Ambassadors International, Inc. and Rogal America, Co. as of December 31, 1997 and condensed pro forma combined statement of operations for the year ended December 31, 1997.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                       AMBASSADORS INTERNATIONAL, INC.


     Date:  April 1, 1998              /s/John A. Ueberroth
                                       -----------------------------------
                                       John A. Ueberroth, President

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